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                                                                    Exhibit 23

[Coopers & Lybrand L.L.P. Letterhead]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Integra LifeSciences Corporation and Subsidiaries on Form S-8 (File No. 333-06577) of our report dated February 21, 1997 on our audits of the consolidated financial statements of Integra LifeSciences Corporation and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Corporation's 1996 Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.

Princeton, New Jersey
March 26, 1997